Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. (File No. 333-252801) of AgEagle Aerial Systems Inc., of our report dated February 4, 2021, relating to the statement of comprehensive loss for the period January 6, 2020 (date of inception) to December 31, 2020 (Successor) of Measure Global Inc., which are referenced in the pro forma financials in this Current Report on Form 8-K/A of AgEagle Aerial Systems Inc.

/s/ Morison Cogen LLP

Blue Bell, PA

January 12, 2022